SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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FIRST NORTHERN COMMUNITY BANCORP
(Name of Registrant as Specified In Its Charter)
_____________________________________________________________________________________________________________________________________________

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April 19, 2010

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of First Northern Community Bancorp (the “Company”) on Tuesday, May 18, 2010, at 5:30 p.m.  The meeting will be held at First Northern Bank’s Operations Center located at 210 Stratford Avenue in Dixon, California.  A reception will follow the meeting.

At the meeting, shareholders will be asked to elect as directors the nine individuals nominated by the Board of Directors, approve non-binding advisory proposal on the compensation of the Company’s named executive officers and to ratify the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010, and to approve such other matters as may properly come before the Annual Meeting or any adjournment thereof.  The following Proxy Statement provides detailed information about the nominees for director, the independent registered public accounting firm and other matters regarding the Annual Meeting.  Included with this Proxy Statement is the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

The Board of Directors recommends that you vote “FOR” the election of the nine directors nominated, “FOR” approval of a non-binding advisory proposal on the compensation of the Company’s named executive officers, and “FOR” ratification of the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

It is very important that as many shares as possible be represented at the meeting.  Whether or not you plan to attend the Annual Meeting, we respectfully ask that you sign and return the enclosed proxy in the postage–paid envelope as soon as possible.  So that we may provide adequate seating and refreshments, please be sure to indicate whether or not you plan to attend by completing the bottom portion of the proxy form.

We look forward to seeing you at the meeting on May 18th.

Sincerely,

Owen J. Onsum
President and Chief Executive Officer

Enclosures

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 18, 2010

To the Shareholders of First Northern Community Bancorp:

The Annual Meeting of Shareholders of First Northern Community Bancorp will be held at the First Northern’s Bank Operations Center, 210 Stratford Avenue, Dixon, California 95620, on Tuesday, May 18, 2009, at 5:30 p.m. to:

1.	Elect the following nine (9) directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified:

Lori J. AldreteGregory DuPratt Foy S. McNaughton
Frank J. Andrews, Jr.John F. Hamel Owen J. Onsum
John M. CarbahalDiane P. Hamlyn David W. Schulze

2.	Approve a non-binding advisory proposal on the compensation of the Company’s named executive officers.

3.
Ratify the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP to act as the independent registered public accounting firm of First Northern Community Bancorp for the year ending December 31, 2010.

4.	Act upon such other matters as may properly come before such meeting or any adjournment or postponement thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Shareholders of record at the close of business on March 31, 2010, are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

You are strongly encouraged to attend the Annual Meeting and also to complete, sign, date and return as promptly as possible, the proxy submitted herewith in the return envelope provided for your use whether or not you plan to attend the meeting in person.  The giving of such proxy will not affect your right to revoke such proxy or to vote in person, should you later decide to attend the Annual Meeting.

BY ORDER OF THE
BOARD OF DIRECTORS

Gregory DuPratt                                      Owen J. Onsum
Chairman of the Board                                  President and Chief Executive Officer

Dated:  April 19, 2010

YOUR VOTE IS IMPORTANT YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

Table of Contents

Annual Meeting Of Shareholders...	1
Voting Rights and Vote Required...	1
Voting of Proxies—Quorum...	2
Revocability of Proxy...	3
Proposal 1 Nomination and Election of Directors...	3
Nominees...	3
Committees of the Board of Directors of the Company and the Bank...................................................................................................................................................................	6
Board of Directors Meetings...	9
Director Independence...	9
Director Compensation...	9
Report of Audit Committee...	12
Executive Compensation...	16
Narrative to Summary Compensation Table...	17
Proposal 2 Approval of a Non-Binding Advisory Proposal on the Compensation of our Named Executive Officers............................................................................	20
Proposal 3 Ratification of the Company’s Independent Registered Public Accounting Firm........................................................................................................................	21
Transactions with Related Persons...	21
Section 16(A) Beneficial Ownership Reporting Compliance........................................................................................................................................................................................	22
Information Available to Shareholders...	22
Shareholder Proposals...	23
Other Matters...	23

FIRST NORTHERN COMMUNITY BANCORP
195 North First Street, Dixon, California 95620

PROXY STATEMENT

Annual Meeting Of Shareholders

This Proxy Statement is furnished to the shareholders of First Northern Community Bancorp (the “Company”) in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders of the Company to be held on May 18, 2010, at First Northern Bank’s Operations Center located at 210 Stratford Avenue, Dixon, California at 5:30 p.m., and at any adjournment or postponement thereof.  The solicitation of the proxy accompanying this Proxy Statement is made by the Board of Directors of the Company, and the costs of such solicitation, including the expense of preparing, assembling, printing, and mailing this Proxy Statement and the material used in this solicitation of proxies, will be borne by the Company.  It is contemplated that proxies will be solicited through the mail, but officers and staff of the Company may solicit proxies personally.  The Company may, at its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies.  The total expense of this solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material and such expenses as may be paid to any proxy solicitation firm engaged by the Company.

It is expected that this Proxy Statement and accompanying Notice will be mailed to shareholders on or about April 19, 2010.

A proxy for the Annual Meeting is enclosed.  Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date.  In addition, a proxy will be revoked if the person executing the proxy is present at the Annual Meeting and advises the Chairman of his or her election to vote in person.

The proxy also confers discretionary authority to vote the shares represented thereby and on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Annual Meeting;  action with respect to procedural matters pertaining to the conduct of the Annual Meeting; and election of any person to serve as a director in lieu of a bona fide nominee is named herein, if such nominee is unable or unwilling to serve.

Voting Rights and Vote Required

Only shareholders of record at the close of business on the record date of March 31, 2010 will be entitled to vote in person or by proxy at the Annual Meeting.  On the record date, there were 9,055,137 shares of common stock of the Company issued and outstanding and entitled to vote.

Shareholders of common stock of the Company are entitled to one vote for each share held, except that in the election of Directors, under California law and the bylaws of the Company, each shareholder may be eligible to exercise cumulative voting rights and may be entitled to as many votes as shall equal the number of shares of common stock of the Company held by such shareholder multiplied by the number of directors to be elected, and such shareholder may cast all of such votes for a single nominee or may distribute them among two or more nominees.  No shareholder, however, shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of common stock held by such shareholder multiplied by the number of directors to be elected) unless the name(s) of the candidate(s) has (have) been placed in nomination prior to voting in accordance with Article III, Section 23 of the Company’s bylaws (which requires that nominations made other than by the Board of Directors be made at least 30 and not more than 60 days prior to any meeting of shareholders) and a shareholder has given notice to the Company of an intention to cumulate votes prior to the voting in accordance with Article II, Section 13 of the Company’s bylaws.  If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination, in which event votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated, in the discretion of the proxyholders, in accordance with the recommendation of the Board of Directors.  Discretionary authority to cumulate votes in such event is, therefore, solicited in this Proxy Statement.

The vote required to approve each proposal is as follows:

1.
In the election of directors, the nine nominees receiving the highest number of votes will be elected.  It is required that all shareholders vote for nominees as brokerage firms can no longer vote your shares for you; therefore, we respectfully request you vote your proxy;

2.
2.Approval of a non-binding advisory proposal on the compensation of the Company’s named executive officers, will require the affirmative vote of a majority of the shares represented and voting at the Meeting.

3.
Ratification of the appointment by the Audit Committee of the Board of Directors of the independent registered public accounting firm will require the affirmative vote of a majority of the shares represented and voting at the Meeting.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee.  Your brokerage firm, bank or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the NYSE.  Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum.  Your broker or other nominee has discretionary authority to vote your shares on the ratification of Moss Adams LLP as our independent auditor.  Your broker or other nominee does not have discretionary authority to vote your shares on the election of directors.  It is not clear whether there is discretionary voting authority for the advisory vote to approve the compensation of our executives disclosed in this proxy statement and we expect this determination will be made by each respective broker or nominee.  If you hold your shares in street name and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker and present it at the Annual Meeting.

Voting of Proxies—Quorum

The shares of common stock of the Company represented by all properly executed proxies received in time for the Meeting will be voted in accordance with the shareholders’ choices specified therein; where no choices have been specified, the shares will remain unvoted in the election of the nine nominees for director recommended by the Board of Directors, “FOR” the non-binding advisory proposal on the compensation of the Company’s named executive officers; and “FOR” the ratification of the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the independent registered public accounting firm for the year ending December 31, 2010 and at the proxyholder’s discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to adjourn the Meeting).  A majority of the shares entitled to vote, represented either in person or by a properly executed proxy, will constitute a quorum at the Meeting.

Abstentions and broker “non-votes” are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum.

Revocability of Proxy

A shareholder using the enclosed proxy may revoke the authority conferred by the proxy at any time before it is exercised by delivering written notice of revocation to the Secretary of the Company or a duly executed proxy bearing a later date, or by appearing and voting by ballot in person at the Meeting.

Proposal 1
Nomination and Election of Directors

At the Annual Meeting it will be proposed to elect nine (9) directors of the Company, each to hold office until the next annual meeting and until their successors shall be elected and qualified.  It is the intention of the proxyholders named in the enclosed proxy to vote such proxies (except those containing contrary instructions) for the nine nominees named below.

The Board of Directors does not anticipate that any of the nominees will be unable to serve as a director of the Company, but if that should occur before the Meeting, the proxyholders, in their discretion, upon the recommendation of the Company’s Board of Directors, reserve the right to substitute as nominee and vote for another person of their choice in the place and stead of any nominee unable so to serve.  The proxyholders reserve the right to cumulate votes for the election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxyholders may determine in their discretion, based upon the recommendation of the Board of Directors.

Nominees

The following table sets forth each of the nominees for election as a director, their age, their position with the Company, and the period during which they have served as a director of the Company and the Bank.

Name	Age	Position with the Company	Director of Bank Since	Director of the Company Since
Lori J. Aldrete	63	Director	1995	2000
Frank J. Andrews, Jr.	61	Director	1993	2000
John M. Carbahal	55	Director	1996	2000
Gregory DuPratt	56	Chairman of the Board	1996	2000
John F. Hamel	69	Director	1975	2000
Diane P. Hamlyn	66	Director	1985	2000
Foy S. McNaughton	59	Director	2000	2000
Owen J. Onsum	65	President, CEO and Director	1996	2000
David W. Schulze	65	Director	1978	2000

Lori J. Aldrete is a founding principal of ACS Quantum Strategies, LLC (“ACS”), a national public affairs, marketing and communications firm headquartered in Sacramento, California.  Ms. Aldrete is also the Executive Vice President of Aldrete Enterprises based in Davis, California, and a partner of Aldrete and Yates Consulting.  Ms. Aldrete has held senior executive management positions for large healthcare organizations in Sacramento and San Francisco and worked in the business and communications fields for more than 30 years.  She received her undergraduate degree in Communications from Michigan State University and her Master of business Administration from California State University Sacramento.  Ms. Aldrete has helped found and operate more than five successful small business ventures since 1977.  During the past 20 years, Ms. Aldrete has worked with or served on numerous boards, including her current roles as a board member of First Northern Bank, First Northern Community Bancorp and the United Way California Capitol Region.  Ms. Aldrete’s service on boards both in the private and public sectors and her ownership of small businesses and management positions of large organizations has provided her with extensive knowledge and experience in strategic planning, corporate governance, marketing, and management.  Ms. Aldrete is the Chair of the Bank’s Compensation Committee, and a member of the Bank’s Information Services Steering, Loan, and Nominating/Corporate Governance Committees.

Frank J. Andrews, Jr. has been President of Andrews, Lando & Associates since 1995, and a partner in ASB Properties, established in 1990, both of which are real estate development firms.  Prior to that time, Mr. Andrews was President of Andrews Management Services for three years and Vice President of Amos & Andrews, Inc., for fifteen years.  Andrews Management Services and Amos & Andrews, Inc. are also real estate development companies.  For the past 30 years Mr. Andrews has worked with various cities and agencies throughout Solano County.  Mr. Andrews is a board member, past president and member of the Solano Farm Land Trust.   He served as a board member on the Solano County Economic Council in the past, whose mission was to bring industry to Solano County.  Mr. Andrew’s service on boards both in the private and public sectors and his experience in land development has provided him with extensive knowledge and experience in marketing, real estate development and management.  Mr. Andrews is a member of the Bank’s Compensation, and Loan Committees.

John M. Carbahal is a Certified Public Accountant and since 1984 has been a principal and shareholder of Carbahal & Company, Inc., an Accountancy Corporation.  Mr. Carbahal received his undergraduate degree in Business Administration – Accounting from California State University Chico, and his Masters of Business Administration from Golden Gate University.  He is currently a member of the American Institute of Certified Public Accountants, as well as the California Society of Certified Public Accounts.  He is very involved in the community as a member of the Davis Sunrise Rotary Club and a board member of the California Bicycle Museum.  He is a past board member of the Yolo County Land Trust, and past president of the Winters Rotary Club and the Yolo County Chamber of Commerce as well as a board member of First Northern Bank, First Northern Community Bancorp.  Mr. Carbahal’s service on boards both in the private and public sectors, being a Certified Public Accountant and owning his own company, has provided him with extensive knowledge and experience in financial management, corporate governance, risk management and auditing.  Mr. Carbahal is the Chairman of the Bank’s Audit Committee, and a member of the Bank’s Asset Management and Trust, Loan, and Nominating and Corporate Governance Committees.

Gregory DuPratt has been Vice President of Ron DuPratt Ford, an automobile dealership and family business located in Dixon since 1997.  Prior to becoming Vice President, Mr. DuPratt worked in all phases of the dealership from the repair shop to accounting, sales, and sales management.  Mr. DuPratt graduated with honors from the University of Southern California Master of Business Administration.  He is very involved in the Community as a member of the Dixon Rotary Club (past President), Chamber of Commerce Board Member, Silveyville Cemetery District Board Member, numerous Ad Hoc Committees, and a board member of First Northern Bank, First Northern Community Bancorp.  Mr. DuPratt’s management and marketing experience, in addition to his service on boards has provided him with extensive operational and oversight experience with regard to corporate governance, marketing, and management.  Mr. DuPratt is Chairman of the Board, and Chairman of the Bank’s Nominating and Corporate Governance Committee, and a member of the Bank’s Compensation, and Loan Committees.

John F. Hamel served as the President and Chief Executive Officer of First Northern Bank of Dixon from 1975 to 1996.  He received a BS Degree in Agricultural Production from the University of California Davis, and graduated with honors from the Pacific Coast Banking School at the University of Washington.  He was a member of the Solano County Local Agency Formation Commission for 19 years and served as Chairman from 1982 to 1996.  He was also a member of the Dixon City Council and served on numerous California and American Bankers Association Committees and local boards.  Mr. Hamel is presently managing family agricultural properties.  Mr. Hamel’s experience as President and Chief Executive Officer of First Northern Bank has provided him extensive banking, financial and loan knowledge, along with experience in risk management, corporate governance, marketing, and management.  Mr. Hamel is Chairman of the Bank’s Asset Management and Trust Committee and Loan Committee, and is a member of the Asset/Liability, Nominating and Corporate Governance, and Profit Sharing Committees.

Diane P. Hamlyn is the Founder of Davisville Travel, a full service travel agency.  Davisville Travel was established in 1977.  In 1992, Ms. Hamlyn established the “On Tour” program enabling non-profit support groups to offer organization related travel opportunities to its membership at the same time donating financially to their organization.  These organizations included the Crocker Art Museum, UCD Library, UCD Enology and Viticulture, Nelson Art Friends, Davis Art Center and KVIE.  Currently, she is a member of Rotary, UCDMC Leadership Council and the URC Foundation Board.  She has served on the board of the International House, UCD Library Associates, Chancellor’s Club and numerous travel organizations.  Ms. Hamlyn completed graduate certificate in travel management from the Institute of Travel, Wellesley, MA in 1979.  She graduated from UC Berkeley in 1966.  Ms. Hamlyn’s service on boards of both private and public sector companies has provided her with extensive knowledge and experience in small business operations, corporate governance, marketing, and management.  Ms. Hamlyn is a member of the Bank’s Audit, Compensation, Information Services Steering, and Loan Committees.

Foy S. McNaughton is the President and Chief Executive Officer of McNaughton Newspapers, a group of community newspapers that include the Davis Enterprise, Daily Republic (Fairfield), Mountain Democrat (Placerville), Winters Express and Life Newspapers (El Dorado County).  He has held this position since 1985 and also operates as that company’s CFO.  His newspapers employ over 250 people in the local area.  Mr. McNaughton has served on the board of directors of many community groups such as the Davis and Fairfield Chambers of Commerce and Rotary Clubs.  He is past president of the Travis Regional Armed Forces Committee, Sutter Davis Hospital and the Fairfield Community Services Foundation.  He has been a resident of Davis, California since 1973.  Mr. McNaughton’s service on boards of both private and public sector companies has provided him with broad financial knowledge and experience in marketing and advertising and extensive operational and oversight management.  Mr. McNaughton is a member of the Bank’s Audit, Compensation, Loan, and Profit Sharing Committees.

Owen J. (John) Onsum is President and Chief Executive Officer of First Northern Community Bancorp and its wholly owned subsidiary, First Northern Bank, both headquartered in Dixon, California. Mr. Onsum joined the Bank in 1972 as a management trainee. He was elevated to the position of Executive Vice President in 1982, and to the position of President and Chief Executive Officer in 1997. Mr. Onsum is the only employee director on the Bank’s nine-member Board of Directors.  Mr. Onsum holds a Masters of Science in Agricultural Economics from the University of California, Davis, a Bachelor of Science in Economics from the University of California, Santa Barbara, and is also a graduate of the Pacific Coast Banking School at the University of Washington.

An active community leader, Mr. Onsum is a member and past president of the Dixon Rotary Club, a member of the Sacramento Sutter Club, and serves as a director on numerous association and non-profit boards, including: Solano Economic Development Corporation, where he serves as treasurer and is a member of the Executive Committee; UC Davis Mondavi Center for the Performing Arts; and KVIE Channel 6 (public television) where he currently serves on the Audit Committee.  Past board member involvement with KVIE includes chairman of the finance committee and member of the executive committee. Mr. Onsum is currently a director of the California Bankers Association (CBA), where he serves as treasurer and is a member of the executive committee.  In addition, he is a member of the following CBA committees: Investments and Funds Management Advisory Committee, Federal Government Relations Committee, and CBA Federal PAC Committee. Previously, he held the position of chairman of the CBA PAC Administrative Committee.  He also served as a member of the ABA National BankPac Committee from 2004-2008.  Mr. Onsum currently serves as the treasurer and is past moderator of the Dixon Community Church. Prior activities include 20 years as president of the Solano Community College Scholarship Foundation, past president of the Friends of the Dixon May Fair, and past director and past president of the Dixon Chamber of Commerce.  Mr. Onsum’s extensive service as a board member of both private and public sector companies has provided him with extensive knowledge and experience in the banking industry, financial management, risk management, corporate governance, and marketing.  Mr. Onsum is a member of the Bank’s Asset/Liability, Asset Management and Trust, Loan, Nominating and Corporate Governance, and Profit Sharing Committees.

David W. Schulze has been the owner and operator of a family farming operation since 1967, and as general partner he continues to lease row crop land and manage a walnut orchard.  Prior to assuming that position, Mr. Schulze was involved in property management and apartment ownership.  Mr. Schulze has formed a development partnership, which sold property to Pulte Homes in Dixon, and continues to partner similar developments in Davis and Grass Valley.  Mr. Schulze graduated from Occidental College with a BA in Economics.  He has been a shareholder of First Northern since the early 1960’s, and board member of First Northern Bank, First Northern Community Bancorp.  Mr. Schulze’s experience with both private and public companies has provided him with extensive knowledge and experience in agriculture, real estate development, marketing, and management.  Mr. Schulze is member of the Bank’s Audit, Asset/Liability, and Loan Committees.

None of the directors of the Company were selected pursuant to arrangements or understandings other than with the directors and shareholders of the Company acting within their capacity as such.  There are no family relationships between any of the directors, and none of the directors serve as a director of any other company which has a class of securities registered under, or subject to periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940.

Committees of the Board of Directors of the Company and the Bank

The Company does not have Audit, Nominating or Compensation Committees or committees performing similar functions.  However, the Board of Directors of the Bank has several standing committees, as discussed below, including an Audit, Compensation, Loan, and Nominating and Corporate Governance committees which perform the functions of such committees for the Company.  The directors of the Company are also directors of the Bank.  As such, the Bank committees supervise and review the activities of the Bank, which constitute substantially all of the assets of the Company on a consolidated basis.  Information regarding the committees of the Bank, and the members thereof, follows.

The Bank has a standing Asset/Liability Committee composed of John F. Hamel and David W. Schulze of which Louise A. Walker, Senior Executive Vice President and Chief Financial Officer, is Committee Chair.  The Asset/Liability Committee reviews and oversees the management of the Bank’s assets and liabilities.  The Asset/Liability Committee added Directors as members in 2009.  The Asset/Liability Committee held 8 meetings with Director participation in 2009.

The Bank has a standing Asset Management and Trust Committee composed of John M. Carbahal, John F. Hamel, and Owen J. Onsum.  John F. Hamel is Chairman of the Asset Management and Trust Committee.  The Asset Management and Trust Committee held 4 meetings during 2009 for the purpose of reviewing the general status of the Bank’s Asset Management and Trust Department.

The Bank has a standing Audit Committee composed of John M. Carbahal, Diane P. Hamlyn, Foy S. McNaughton and David W. Schulze.  John M. Carbahal is the Audit Committee Chairman.  The Audit Committee reviews and oversees the internal audit results for the Bank.  The Audit Committee of the Bank held 7 meetings during 2009.

The Bank has a standing Compensation Committee composed of Lori J. Aldrete, Frank J. Andrews, Jr., Gregory DuPratt, Diane P. Hamlyn and Foy S. McNaughton.  Lori J. Aldrete is the Compensation Committee Chair.  The Compensation Committee held 11 meetings during 2009 for the purpose of reviewing and recommending to the Bank’s Board of Directors the Bank’s compensation objectives and policies and administering the Company’s stock plans.

The Bank has a standing Information Services Steering Committee composed of Diane P. Hamlyn and Loris J. Aldrete, of which Denise Burris, Vice President/Information Services Manager is Committee Chair.  The Committee held 4 meetings during 2009 for the purpose of reviewing and monitoring bankwide IT issues and safety according to the Information Services Department policies and procedures.

The Bank has a standing Loan Committee composed of Lori J. Aldrete, Frank J. Andrews, Jr., John M. Carbahal, Gregory DuPratt, John F. Hamel, Diane P. Hamlyn, Foy S. McNaughton, Owen J. Onsum and David W. Schulze.  John F. Hamel is the Loan Committee Chairman.  The Loan Committee held 16 meetings during 2009 for the purpose of approving loans and loan policy.

The Bank has a standing Profit Sharing Committee composed of John F. Hamel, Foy S. McNaughton, and Owen J. Onsum.  The Profit Sharing Committee held 3 meetings during 2009 for the purpose of considering plan administration and investments.

The Bank has a standing Nominating and Corporate Governance Committee composed of Lori J. Aldrete, John M. Carbahal, Gregory DuPratt, John F. Hamel, and Owen J. Onsum.  Gregory DuPratt is the Nominating and Corporate Governance Committee Chairman.  The Nominating and Corporate Governance Committee held 1 meeting during 2009 for the purpose of considering the corporate governance best practices and to review and nominate potential candidates for directors of the Bank and the Company as needed. This committee fulfills the responsibilities of a director nominating committee for the Company. The Nominating and Corporate Governance Committee does have a charter.

The Nominating and Corporate Governance Committee will consider candidates nominated by the Company’s shareholders, directors, officers, and from other sources.  The Company does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, but the Nominating and Corporate Governance Committee strives to nominate Directors with a variety of complementary attributes so that, as a group, the Board of Directors will possess the appropriate talent, skills, and expertise to oversee our business.  In evaluating candidates, the Board of Directors considers the attributes of the candidate (including skills, experience, diversity, age, and legal and regulatory requirements), and the needs of the Board of Directors, and will review all candidates in the same manner, regardless of the source of the recommendation.

The Board of Directors will consider candidates nominated by the shareholders of the Company if the nomination is made in writing in accordance with the procedures for nominating directors of the Company, as described above in this Proxy Statement.  These nomination procedures are designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third–party nominations if the nomination procedures are not followed.

Pursuant to Article III, Section 23 of the bylaws of the Company, director nominations, other than those made by the Board of Directors, shall be made by notification in writing delivered or mailed to the President of the Company, not less than 30 days or more than 60 days prior to any meeting of shareholders called for election of directors.  The provision also requires that the notice contain detailed information necessary to determine if the nominee is qualified under our bylaws.  Under our bylaws, no person may be a member of the Board of Directors:

(a)
who has not been a resident for a period of at least two years immediately prior to his or her election of a county in which any subsidiary of the Company maintains an office unless the election of such person is approved by the affirmative vote of at least two-thirds of the members of the Board of Directors of the Company then in office,

(b)
who owns, together with his or her family residing with him or her, directly or indirectly, more than one percent of the outstanding shares of any banking corporation, affiliate or subsidiary thereof, bank holding company, industrial loan company, savings bank or association or finance company, other than the Company or any affiliate or subsidiary of the Company,

(c)
who is a director, officer, employee, agent, nominee, or attorney of any banking corporation, affiliate, or subsidiary thereof, bank holding company, industrial loan company, savings bank or association or finance company, other than the Company or any affiliate or subsidiary of the Company, or

(d)
who has or is the nominee of anyone who has any contract, arrangement or understanding with any banking corporation, or affiliate or subsidiary thereof, bank holding company, industrial loan company, savings bank or association or finance company, other than the Company or any affiliate or subsidiary of the Company, or with any officer, director, employee, agent, nominee, attorney or other representative of such covered entity, that he or she will reveal or in any way utilize information obtained as a director of the Company or that he or she will, directly or indirectly, attempt to effect or encourage any action of the Company.

Nominations not made in accordance with the procedures set forth in the Company’s bylaws may, in the discretion of the Chairman of the Meeting, be disregarded, and, upon his instruction, the inspector(s) of election shall disregard all votes cast for such nominee(s).  A copy of Sections 22 and 23 of Article III of the Company’s bylaws may be obtained by sending a written request to:  Ms. Lynn Campbell, Corporate Secretary, First Northern Community Bancorp, 195 North First Street, Dixon, California 95620.

The Bank has several other committees that meet on an as needed basis.

If you wish to communicate with the Board of Directors you may send correspondence to the Corporate Secretary, First Northern Community Bancorp, 195 North First Street, Dixon, California 95620.  The Corporate Secretary will submit your correspondence to the Board of Directors or the appropriate committee, as applicable.

Board of Directors Meetings

In 2009, the Board of Directors of the Bank held 12 regularly scheduled meetings, 1 special teleconference meeting and 5 joint meetings with the Board of Directors of the Company.  Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Boards of Directors held during the period for which he or she has been a director; and (2) the total number of meetings of committees of the Boards of Directors on which he or she served during the period for which he or she served.  The Company has a policy to encourage directors to attend the Annual Meeting.  All directors attended the Annual Meeting of Shareholders in 2009.

Director Independence

The Board of Directors has determined that (1) a majority of the Company’s directors, (2) each member of the Compensation Committee, (3) each member of the Audit Committee, and (4) each member of the Nominating and Corporate Governance Committee except for Mr. Onsum, is “independent” under the applicable standards set forth in the Nasdaq Marketplace Rules.  The Board of Directors has determined that all directors except Mr. Onsum are independent under the applicable standards set forth in the Nasdaq Marketplace Rules.

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board.  The Board has determined that having an independent director serve as Chairman is in the best interest of the Company’s shareholders at this time.  This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures.  Further, this structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.

Director Compensation

December 31, 2009 Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	Total ($)
Lori J. Aldrete	24,800	0	16,800	41,600
Frank J. Andrews, Jr.	23,600	0	11,673	35,273
John M. Carbahal	19,200	0	6,372	25,572
Gregory DuPratt	28,800	0	6,647	35,447
John F. Hamel	27,150	0	1,003	28,153
Diane P. Hamlyn	21,650	0	1,738	23,388
Foy S. McNaughton	26,900	0	9,638	36,538
David W. Schulze	23,300	0	20,437	43,737
Andrew S. Wallace	19,150	0	0	19,150

1.
The Board of Directors of the Company and the Bank are comprised of the same nine people.  Each director who is not an officer or employee of the Company or the Bank received $1,000 for each jointly-held and regularly scheduled meeting of the Boards of Directors attended, with the exception of the Board Chairman who received $1,400, $400 per special meeting of the Board of Directors, $150 per Directors Loan teleconference or Special teleconference meeting, and $500 per Committee meeting attended with the Chairman of Committee meetings receiving $600, with the exception of the Audit Committee.  The Audit Committee members received $500 per meeting with the Chairman of the Audit Committee receiving $700 per meeting. Mr. Onsum is the only director who is an employee and he receives no additional compensation for his services as a director.  Andrew S. Wallace resigned from the Board of Directors on December 17, 2009.

2.
This column includes the value of all stock awards, which is restricted common stock though there were no issuance of restricted common stock to Directors during 2009.  The amounts indicated for stock awards represent the aggregate fair market value as of the grant date that was recognized for the stock award.  The assumptions used in the valuation of stock awards are included in Note 13 to First Northern Community Bancorp’s audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

3.	Amounts reflected in this column are attributable to the aggregate change in the actuarial present value of each director’s accumulated benefit under the Company’s Director.

The Company has Director Retirement Agreements with each of its non-employee directors.  The agreements are intended to encourage existing directors to remain directors, providing the Company with the benefit of the directors’ experience and guidance in the years ahead.  The Company believes it is advisable and appropriate to reward director service with a competitive compensation package, including board fees and post-retirement benefits.

For retirement on or after the normal retirement age of 65, the Director Retirement Agreements provide a benefit for ten years ranging from $10,000 annually for a director with ten years of service to a maximum of $15,000 annually for a director with 15 or more years of service, including years of service prior to the effective date of the Director Retirement Agreements.  There are four directors who have served more than 15 years as a director.  Benefits under the Director Retirement Agreements are payable solely to those directors who have served for at least ten years, unless the director terminates service because of death or disability or unless the director’s service terminates within two years after a change in control.

In the case of early termination of a director’s service before age 65 for reasons other than death or disability or within two years after a change in control, he or she will receive over a period of ten years aggregate payments equal to the retirement-liability balance accrued by the Company at the end of the year before the year in which the director’s service terminated. However, early termination benefits will not be payable unless the director is at least 55 years of age and has served as a director for at least ten years, including years of service prior to the effectiveness of the Agreements.  If a director becomes disabled before age 65, the director will receive a lump-sum payment in an amount equal to the retirement-liability balance accrued by the Company at the end of the year before the year in which disability occurred regardless of whether the director has ten years of service or has reached age 55.  If a change in control occurs and a director’s service terminates within 24 months after the change in control, the director will receive a lump-sum payment equal to the retirement-liability balance accrued by the Company at the end of the year before the year in which termination occurred, regardless of whether the director has ten years of service or has reached age 55. For this purpose, the term “change in control” means:

•	A merger occurs and as a consequence the Company’s shareholders prior to the merger own less than 50% of the resulting company’s voting stock;

•
A beneficial ownership report is required to be filed under Section 13(d) or 14(d) of the Securities Exchange Act of 1934 by a person (or group of persons acting in concert) to report ownership of 20% or more of the Company’s voting securities; or

•
During any period of two consecutive years, individuals who constituted the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute a majority of the Board. Directors elected during the two-year period are treated as if they were directors at the beginning of the period if they were nominated by at least two-thirds of the directors in office at the beginning of the period.

No benefits are payable under the Director Retirement Agreements to a director’s beneficiaries after the director’s death. A director forfeits all benefits under the Director Retirement Agreement if his or her director service terminates because of neglect of duties, commission of a felony or misdemeanor, or acts of fraud, disloyalty, or willful violation of significant Bank policies, or if the director is removed by order of the Federal Deposit Insurance Corporation (FDIC).

The Company has also purchased insurance policies on the lives of the directors who entered into Director Retirement Agreements, paying the premiums for these insurance policies with one lump-sum premium payment of approximately $2.15 million.  The Company expects to recover the premium in full from its portion of the policies’ death benefits. The Company purchased the policies as an informal financing mechanism for the post-retirement payment obligations under the Director Retirement Agreements.  Although the Company expects these policies to serve as a source of funds for benefits payable under the Director Retirement Agreements, the contractual entitlements arising under the Director Retirement Agreements are not funded and remain contractual liabilities of the Company, payable on or after each director’s termination of service.

Under the Split Dollar Agreements and Split Dollar Policy Endorsements with the directors, which were entered into on the same date the Director Retirement Agreements were executed, the policy interests are divided between the Company and each director. The Split Dollar Agreements provide that a director’s designated beneficiary(ies) will be entitled to receive at the director’s death life insurance proceeds in the amount of:

(a) $120,000 if the director dies before age 65,
(b) $60,000 if the director dies after reaching age 65 but before age 75, and
(c) $30,000 if the director dies thereafter

The director’s beneficiary(ies) would receive no further benefits under the Director Retirement Agreement, and the Company’s obligations under that agreement would be extinguished. The Company is entitled to any insurance policy death benefits remaining after payment to the director’s beneficiary(ies).

Director NonQualified Deferred Compensation

The Company has implemented an elective deferred director fee plan, a nonqualified plan providing unfunded deferred benefits for participating directors.  Under the Plan, deferred director fees earn interest at a rate determined annually by the Company.  Under the Plan, Ms. Aldrete elected to defer $1,200 of her 2009 director fees. In 2009, her deferred director fees earned interest at 5.23% per annum.  Ms. Aldrete’s aggregate earnings in the plan are $1,435 and the aggregate balance at December 31, 2009 was $28,846.   In addition, Ms. Aldrete has elected not to defer any portion of her board meeting director fees in 2010.  Deferred fees and interest earned will be paid out to Ms. Aldrete at her retirement.  If she dies before her retirement age, her beneficiary(ies) will receive the deferred fees and interest earned at the time of her death.  The Company is entitled to any insurance policy death benefits from an insurance policy purchased by the Company with a lump-sum premium payment of $75,000.

Report of Audit Committee

The Audit Committee oversees relevant accounting, risk assessment, risk management and regulatory matters.  It meets with the Bank’s and the Company’s internal auditors and its independent registered public accounting firm to review the scope of their work as well as to review quarterly and annual financial statements and regulatory and public disclosures with the officers in charge of financial reporting, control and disclosure functions.  After reviewing the independent registered public accounting firm’s qualifications, partner rotation and independence, the Audit Committee appoints the independent registered public accounting firm subject to shareholder ratification, if required or sought.  In addition, the Audit Committee reviews reports of examination conducted by regulatory agencies and follows up with management concerning any recommendations and required corrective action, or to assess the Company’s internal control over financial reporting.

The Audit Committee reports regularly to the Boards of Directors of the Bank and the Company and has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate and necessary to perform its duties.

In performing its functions, as outlined in the Audit Committee Charter (available for review on the Bank’s website at www.thatsmybank.com) approved annually by the Bank’s Board of Directors, the Audit Committee of the Bank acts only in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the Company’s independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

In connection with the December 31, 2009 financial statements of the Company, the Audit Committee of the Bank:  (1) reviewed and discussed the audited financial statements with management; (2) discussed with the Company’s independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61, as may be modified or supplemented; and (3) received the written disclosures and the letter from the Company’s independent registered accounting firm required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the Company’s independent registered public accounting firm such firm’s independence.  Based upon these reviews and discussions, the Audit Committee of the Bank recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the fiscal year ended December 31, 2009.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, this report of the Audit Committee of the Bank’s Board of Directors shall not be deemed to be incorporated by reference into any such filings except to the extent that it is specifically incorporated by reference therein.

The Audit Committee of the Bank’s Board of Directors consists of four members who are each “independent directors,” under the standards set forth in the Nasdaq Marketplace Rules.  The Board of Directors has determined that Mr. Carbahal is an audit committee financial expert under the rules of the SEC.

Respectfully submitted,

Audit Committee

John M. Carbahal, Chairman
Diane P. Hamlyn
Foy S. McNaughton
David W. Schulze

Audit and Non–Audit Fees

Audit Fees

The aggregate fees billed by Moss Adams, LLP for professional services rendered for the audit of the Company’s financial statements for fiscal year 2008 and the reviews of financial statements included in the Company’s Forms 10-Q during 2008 were $280,606.  The total fees billed by Moss Adams LLP for professional services rendered for the audit of the Company’s financial statements for fiscal year 2009 and the reviews of the financial statements included in the Company’s Forms 10-Q during 2009 were $201,623.  Moss Adams LLP did not provide any services other than audit services during 2008 or 2009.

Audit-Related Fees

The fees billed by Moss Adams LLP for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s quarterly and annual financial statements, including audits of financial statements of certain employee benefit plans, review of registration statements, and permitted internal audit outsourcing, for fiscal year 2008 and 2009 were $17,428 and $16,720 respectively.

Pre-Approval Policy for Services Provided by

our Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm.  The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by the Company’s independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services.  The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.  There were no non-audit services performed by Moss Adams LLP in 2009.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members.  The member or members to whom such authority is delegated shall report any specific approval of services at the Company’s next regular meeting.  The Audit Committee will regularly review summary reports detailing all services being provided by the Company’s independent registered public accounting firm.

Security Ownership of Certain Beneficial Owners and Management

Name	Shares beneficially owned	Shares acquirable within 60 days by exercise of options	Percent of stock
Lori J. Aldrete (1)	23,802	0	*
Frank J. Andrews, Jr. (2)	22,389	0	*
John M. Carbahal (3)	46,211	0	*
Patrick S. Day (4)	11,378	0	*
Gregory DuPratt (5)	25,297	0	*
John F. Hamel (6)	99,832	0	1.10%
Diane P. Hamlyn (7)	84,351	0	*
Foy S. McNaughton (8)	42,335	0	*
Owen J. Onsum (9)	224,260	112,840	3.72%
David W. Schulze (10)	225,666	0	2.49%
Louise A. Walker (11)	136,117	140,698	3.05%
All directors and executive officers as a group (11 people)	941,638	253,538	13.18%
__________________________

*              Less than 1%.
(1)	Includes 19,502 shares held jointly with Ms. Aldrete’s spouse.

(2)	Includes 17,368 shares held separately in an IRA for Mr. Andrews’ spouse.

(3)
Includes 14,023 shares held jointly with Mr. Carbahal’s spouse, 27,794 shares held by the Carbahal & Company Annual Accumulation, an accountancy corporation of which   Mr. Carbahal is a principal and shareholder, and 1,917 shares held separately by Mr. Carbahal’s spouse.

(4)	Includes 2 shares held jointly with Mr. Day’s spouse.

(5)	Includes 9,813 shares held separately by Mr. DuPratt’s spouse.

(6)	Includes 72,451 shares held by the R/J Hamel Family Trust, of which Mr. Hamel is a co-trustee and shares voting and investment power with respect to such shares.

(7)
Includes 167 shares held by Ms. Hamlyn as custodian for Catherine S. Lindley, 102 shares held by Ms. Hamlyn as custodian for Stephen A. Lindley, 33,635 shares held separately in the name of Ms. Hamlyn’s spouse, 26,515 shares held jointly with Ms. Hamlyn’s spouse.

(8)	Includes 18,599 shares held by The McNaughton Family Trust of which Mr. McNaughton is a co-trustee and shares voting and investment power with respect to such shares.

(9)
Includes 131,839 shares held jointly with Mr. Onsum’s spouse, 83,991 shares held by the First Northern Bank of Dixon Profit Sharing Plan, of which Mr. Onsum is a trustee and shares voting and investment power with respect to such shares of which beneficial ownership of 78,952 shares is disclaimed by Mr. Onsum, and 2 shares held by a Trust, of which beneficial ownership is disclaimed by Mr. Onsum.

(10)	Includes 225,160 shares held by The Schulze Family Trust, of which Mr. Schulze is a co-trustee and shares voting and investment power with respect to such shares.

(11)
Includes 43,753 shares held jointly with Ms. Walker’s spouse, and 1,475 shares held by Ms. Walker as custodian for Jonathan Walker, 269 shares held by Ms. Walker as custodian for Steven Walker, 107 shares held by Ms. Walker as custodian for James R. Robinson, and 83,991 shares held by the First Northern Bank of Dixon Profit Sharing Plan, of which Ms. Walker is a trustee and shares voting and investment power with respect to such shares of which beneficial ownership of 81,690 shares is disclaimed by Ms. Walker.

Executive Officers

Set forth below is certain information regarding our executive officers.

Name and Title	Age	Principal Occupation During the Past Five Years
Owen J. Onsum, CEO/President/ Director	65	Chief Executive Officer, President and Director of the Company.
Louise A. Walker, SEVP / Chief Financial Officer (1)	49	Senior Executive Vice President, Chief Financial Officer and Cashier of the Company.
Patrick S. Day, EVP, Chief Credit Officer	60	Senior Regional Credit Officer of First Bank from October 1999 to May 2006 and Executive Vice President and Chief Credit Officer of the Company from June 2006.

Compensation Committee Report

In performing its oversight role, the Compensation Committee has reviewed and discussed the Compensation Report with executive management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors  that the Compensation Report be included in its 2010 Proxy Statement and incorporated by reference in its 2009 Annual Report on Form 10-K.

Respectfully submitted,

Compensation Committee

Lori J. Aldrete (Chair)
Gregory DuPratt
Diane P. Hamlyn
Foy S. McNaughton
Frank J. Andrews Jr.

Executive Compensation

The following table sets forth, for the years ended December 31, 2009, and December 31, 2008, a summary of the compensation earned by the Chief Executive Officer, the Chief Financial Officer and the Company’s other Executive Officer who earned over $100,000 in total compensation in 2009.

2009 Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($)(2)(4)	Option Awards ($) (3) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Owen J. Onsum	2009	282,480	—	—	—	152,591	—	435,071
President, Chief Executive Officer and Director of the Bank and Company	2008	282,480	71,712	—	—	227,768	—	581,960

Louise A. Walker	2009	162,000	5,400	6,125	—	—	—	173,525
Senior Executive Vice President, Chief Financial Officer of the Bank and Company	2008	162,000	19,547	17,060	—	—	—	198,607

Patrick S. Day	2009	156,000	4,500	5,250	—	42,966	—	208,716
Executive Vice President, Chief Credit Officer of the Bank (8)	2008	156,000	16,294	14,627	—	35,642	—	222,563

1.	Includes amounts contributed to the Company’s Profit Sharing/401(k) Plan at the election of the named executive officers.

2.	The amounts indicated for stock awards represent the aggregate fair market value as of the grant date that was recognized for the stock award.

3.
The amounts indicated for stock options represent the grant date fair market value based on certain assumptions that are explained in Note 13 to our financial statements, which are included in our Annual Report on Form 10-K.

4.	The amounts for 2008 have been recomputed, along with amounts in the Total column for such year, using the aggregate grant date fair value of equity awards granted during 2008.

5.	Non-Equity Incentive Plan Compensation consists of payments under the Incentive Compensation Plan. No incentive compensation was paid for Plan year 2008 in 2009.

6.
The amounts in this column reflect the actuarial increase in the present value of the named executive officer’s benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the named executive officer may not be entitled to receive because such amounts are not vested.

7.	The aggregate amount of perquisites and other personal benefits or property in 2009 did not exceed $10,000 for any named executive officer.

Narrative to Summary Compensation Table

Named Executive Officers

The Summary Compensation Table, and the table which follows provide compensation information for Mr. Onsum as the President and Chief Executive Officer, Ms. Walker as the Senior Executive Vice President and Chief Financial Officer, and Mr. Day as the other executive officer of the Company, other than the President and Chief Executive Officer and Senior Executive Vice President and Chief Financial Officer, who received more than $100,000 in total compensation during 2009.

Non-Equity Incentive Plan Compensation

The Company paid no annual bonuses under the Incentive Compensation Plan in 2009.  These bonuses would have been reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table at their actual payout value.  The threshold, target and maximum potential bonus payouts at the time the Board of Directors established performance targets for the Incentive Compensation Plan.  However, at the time this proxy statement was prepared, the actual payouts had been determined and the amounts reflected in the Summary Compensation Table are final.

Stock Option and restricted stock Awards

In 2009, two named executive officers received grants of stock options and restricted stock awards under the Company’s 2006 Stock Incentive Plan.  All stock options awarded to named executive officers during 2009 vest 25% at the end of the first year and 25% on each of the three years thereafter.  All restricted stock awards to named executive officers during 2009 fully vest after four years. The amounts, if any, actually realized by the named executive officers will vary depending on the vesting of the award and the price of the Company’s common stock in relation to the exercise price at the time of exercise.

The numbers of stock options and restricted stock and exercise prices with respect to 2009 awards and detail regarding the number of options and restricted stock held by each named executive officer at year-end is set forth in the Outstanding Equity Awards at Fiscal Year-End Table.

The 2000 Stock Option Plan terminated in February 2007.  At the Annual Meeting of Shareholders held on April 27, 2006, the Company’s shareholders approved the First Northern Community Bancorp 2006 Stock Incentive Plan.  Effective as of February 2007, the 2006 Stock Incentive Plan has replaced the 2000 Stock Option Plan.  All option grants and restricted stock awards to named executive officers in 2009 were made under the 2006 Stock Incentive Plan.

Change in Pension Value

The Company and the Bank do not have a defined benefit pension plan providing benefits based on final compensation and years of service.  However, the Bank has entered into a Salary Continuation Agreement or Supplemental Employee Retirement Plan Agreement with each of the named executive officers.  The year-over-year increase in the actuarial present value of these retirement benefits is included in the amounts reported in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table.  Additional detail regarding these benefits for each named executive officer is set forth below in the accompanying narrative.

Employment Agreements

In July 2001, the Bank entered into employment agreements with Mr. Onsum and Ms. Walker.  Except for base salaries and potential termination payments, the employment agreements are largely identical. The 2001 agreements have three-year terms which expired on December 31, 2003, but the agreements renew automatically for consecutive three-year terms unless the executive officer or the Bank gives advance notice that the agreement will not renew.  None of the named executive officers or the Bank gave advance notice that the employment agreements would not be renewed and the terms of such employment agreements were extended to December 31, 2009, on December 31, 2006.  The annual base salaries stated in the employment agreements are $205,020 for Mr. Onsum, and $109,500 for Ms. Walker.  The named executive officers’ base annual salaries have been adjusted on an annual basis since 2001, and may continue to be adjusted at the beginning of each year based on the named executive officer’s performance in the preceding year, as determined by the Board of Directors in Mr. Onsum’s case or by Mr. Onsum in the case of the other executive officers. The executives’ annual base salaries for 2009 are set forth above in the Summary Compensation Table.

In May 2006, the Bank entered into an employment agreement with Mr. Day.  Except for base salaries and potential termination payments, the employment agreement is largely identical to those of the three other executive officers named above. The agreement has a three-year term which expired on May 15, 2009, but the agreement renews automatically for consecutive three-year terms unless Mr. Day or the Bank gives advance notice that the agreement will not renew.  The annual base salary stated in the employment agreement is $145,000.

CPP Limitations

In connection with our CPP financing, each of our named executive officers entered into a waiver and consent under which each agreed that the aggregate value of the involuntary separation payments and benefits that he or she could receive would be reduced as required by the terms of the EESA or the CPP rules. Payments to the named executive officers upon termination are not allowed.

2009 Outstanding Equity Awards at Fiscal Year-End

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (6) ($)
Owen J. Onsum	41,741	0	9.43	01/20/14	4,850	24,735
	39,375	0	11.03	01/06/15
	18,576	0	20.99	01/30/16
	13,145	4,381(2)	19.47	01/03/17

Louise A. Walker	39,772	-	5.13	01/02/11	2,522	12,862
	28,142	-	8.32	01/02/12
	20,648	-	7.97	01/08/13
	18,089	-	9.43	01/20/14
	17,064	-	11.03	01/06/15
	8,047	-	20.99	01/30/16
	6,133	2,044(2)	19.47	01/03/17
	1,928	1,929(3)	14.79	02/15/18
	875	2,625(4)	4.50	03/17/19

Patrick S. Day	5,257	1,753(1)	23.53	06/01/16	2,102	10,720
	5,257	1,753(2)	19.47	01/03/17
	1,654	1,653(3)	14.79	02/15/18
	750	2,250(4)	4.50	03/17/19

1.	All remaining unexercisable options will vest and become exercisable on January 30, 2011.

2.	Remaining unexercisable options will vest and become exercisable in two equal installments on January 3, 2011, and January 3, 2012.

3.	Remaining unexercisable options will vest and become exercisable in three equal installments on February 15, 2011, February 15, 2012, and February 15, 2013.

4.	These options will vest and become exercisable in four equal installments on March 15 2011, March 17, 2012, March 17, 2013, and March 17, 2014.

5.	These awards represent time based restricted stock awards that vest in their entirety on the fourth anniversary of grant date. These awards were granted on February 15, 2008 and March 17, 2009.

6.	The fair value was determined using the closing price of First Northern Community Bancorp stock on December 31, 2009. The closing stock price on that date was $4.85.

Salary Continuation Agreements and Supplemental Executive Retirement Plan Agreements

The Company does not have a qualified defined benefit pension plan providing benefits based on final compensation and years of service.  The Company has entered into Salary Continuation Agreements and Supplemental Executive Retirement Plan Agreements (“SERP”) with each of the named executive officers. There are two different plans. The four named executive officers had only Salary Continuation Agreements since 2002.  In 2006, the Board changed the manner in which retirement benefits are provided to executive officers.  The Board’s intent was to coordinate the various forms of retirement benefits provided to executives in order to enhance internal equity and to better target the overall level of retirement benefits provided.  The result was the adoption of a new SERP that provides a total benefit of 50% of average compensation from three sources:  social security retirement benefits, the profit sharing plan, and the new SERP.

The Salary Continuation Agreements included a provision limiting changes to the agreement without executive written consent.  In order to comply with this provision, the Board provided each executive officer the option to move from their Salary Continuation Plan into the new SERP. Mr. Onsum and Ms. Walker moved into the new SERP plan.  Mr. Day decided to keep his Salary Continuation Agreements.

The Salary Continuation Agreements are intended to provide the officers with a fixed annual benefit for 10 years subsequent to retirement on or after the normal retirement age of 65.

The Salary Continuation Agreements provide for reduced benefits at early retirement age, which is the later of age 55 or the age at which the executive will have had 10 years of service.

The Salary Continuation Agreements also provide for payments prior to normal retirement or early retirement in certain cases, including disability and termination following a change in control.  These payments and circumstances, as well as payments under the agreements upon retirement, death and termination, are described below under the caption “Potential Payments Upon Termination or Change in Control.”

The new SERP was adopted in 2006.  Mr. Onsum and Ms. Walker participate in the plan.

The plan benefit is calculated using 3-year average salary plus 7-year average bonus (average compensation).  For each year of service the benefit formula credits 2% of average compensation (2.5% for the Chief Executive Officer) up to a maximum of 50%.  Therefore, for an executive serving 25 years (20 for the Chief Executive Officer), the target benefit is 50% of average compensation.

The target benefit is reduced for other forms of retirement income.  Reductions are made for 50% of the social security benefit expected at age 65 and for the accumulated value of contributions the Bank makes to the executive’s profit sharing plan.  For purposes of this reduction, contributions to the profit sharing plan are accumulated each year at a 3-year average of the yields on 10-year treasury securities.  Retirement benefits are paid monthly for 120 months plus 6 months for each full year of service over 10 years, up to a maximum of 180 months.

The agreements provide for reduced benefits in the case of early retirement (the later of the executive officer’s 55th birthday or the age at which the executive officer has at least 10 years of service with the Company).  The early commencement factor is 1.0 minus the product of 0.41667% multiplied by the number of full calendar months that early retirement precedes age 65.  Benefits are also payable in the event of death, disability, or termination within 24 months following a change in control.

Eligibility to participate in the Plan is limited to a select group of management or highly compensated employees of the Bank that are designated by the Board.

Proposal 2

Approval of a Non-binding Advisory Proposal on the

Compensation of our Named Executive Officers

EESA, which was recently amended by the 2009 Recovery Act, requires all recipients of financial assistance under the CPP to permit their shareholders to cast a non-binding advisory vote on executive compensation during the period in which financial obligations provided under the CPP remain outstanding.  This proposal is commonly known as a “Say on Pay” proposal. Accordingly, as a current CPP participant, we are providing our shareholders at the annual meeting with the opportunity to cast a non-binding advisory vote on the compensation of the Company’s named executive officers contained in this proxy statement through the following resolution:

RESOLVED, that the holders of the Company’s common stock approve the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in the Company’s 2010 proxy statement in the tabular compensation tables and the related footnotes and narrative.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions for named executives.

The Company seeks to provide compensation to its named executive officers that align their interests with those of our shareholders and motivate the named executive officers to focus on the strategic goals that will produce outstanding Company financial performance.  An additional part of the Company’s compensation philosophy is that a significant portion of a named executive officer’s compensation should be at risk and tied to performance.

Your Board of Directors Recommends a vote “FOR” this Proposal on the
Compensation of our Named Executive Officers.

Proposal 3

Ratification of the Company’s Independent Registered

Public Accounting Firm

At the Annual Meeting a vote will be taken on a proposal to ratify the appointment of Moss Adams LLP by the Audit Committee of the Board of Directors to act as the independent registered public accounting firm of the Bank and the Company for the year ending December 31, 2010.  Although the appointment of independent public accountants is not required to be approved by shareholders, the Audit Committee believes shareholders should participate in such selection through ratification.

It is anticipated that a representative of Moss Adams LLP will be present at the Meeting, and will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Ratification of the appointment by the Audit Committee of the Board of Directors of the independent registered public accounting firm will require the affirmative vote of a majority of the shares represented and voting at the Meeting.

The Board of Directors Recommends a vote “FOR” Ratification of the
Appointment of Moss Adams LLP by the Audit Committee of the
Board of Directors as the Bank’s and the Company’s Independent Registered
Public Accounting Firm for the Fiscal Year Ending December 31, 2010.

Transactions with Related Persons

Certain directors and executive officers of the Bank and the Company and corporations and other organizations associated with them and members of their immediate families were customers of and engaged in banking transactions, including loans, with the Bank in the ordinary course of business in 2008 and 2009.  Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.  Except as described below, these loans did not involve more than the normal risk of collectability or present other unfavorable features.  The total of loans granted to certain directors and executive officers in 2009 and 2008 was $741,000 and $506,000 respectively.

During 2009, the Bank had outstanding a loan which was placed on non-accrual status to a company of which Mr. Andrew S. Wallace, a former member of the Board of Directors of the Company and the Bank, is a 25 percent owner.  Mr. Wallace resigned from the Board of Directors of the Company and the Bank on December 17, 2009.  This loan, which had a balance of approximately $2.4 million outstanding at December 31, 2009, was originated on September 20, 2005.  Management believes that the loan is adequately collateralized and anticipates that the loan will be paid in full.

In addition, during 2009, the Bank had outstanding loans of approximately $6 million to another company of which former Director Wallace is the Chief Financial and Chief Operating Officer and owns a minority interest of approximately 3 percent.  These loans were originated between September 2005 and August 2006, and include a revolving credit facility originated in May 2002 and last renewed in March 2009 and a non-revolving credit facility originated August 2006 and renewed as a term loan in May 2007.  On December 30, 2009, the Bank placed loans to that borrower totaling approximately $2.8 million on non-accrual status and the Bank recorded losses totaling approximately $3.2 million.  The remainder of the balance of these loans have either been recorded as loss or subject to potential loss based on the value of the collateral.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as administered by the SEC, requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company.  Executive officers, directors and greater than ten percent shareholders are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.  Based solely upon a review of such reports, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed on a timely basis, except that:  (1)  Mr. McNaughton reported the purchase of 490 shares which occurred on March 19, 2009 and was reported on March 24, 2009; and (2)  Mr. DuPratt reported the purchase of 550 shares which occurred on March 23, 2009 and was reported on March 26, 2009.

Information Available to Shareholders

A copy of First Northern Community Bancorp’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2009 as filed with The Securities and Exchange Commission is included with this mailing.  Any additional copies will be furnished without charge to Shareholders upon written request to:  Lynn Campbell, Corporate Secretary, First Northern Community Bancorp, 195 North First Street, Dixon, California 95620.

First Northern Community Bancorp is required to file periodic reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and rules thereunder. Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549.  Certain information is available electronically at the SEC’s internet web site at www.sec.gov.  You can also obtain a copy of the Company’s annual report on Form 10-K, this Proxy Statement and other periodic filings with the Securities and Exchange Commission through our website at www.thatsmybank.com.  The link to the Company’s Securities and Exchange Commission filings is on the Investor Relations page of the Company’s website.  No information contained on our website is incorporated by reference into this proxy statement.

Shareholder Proposals

Under the rules of the SEC, if a shareholder wants to include a proposal in the Company’s proxy statement and form of proxy for presentation at the 2011 annual meeting of shareholders, the proposal must be received by the Company at its principal executive offices by December 20, 2010.

Under the Company’s bylaws, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.

Nomination of directors must be made by notification in writing delivered or mailed to the President of the Company at the Company’s principal executive offices not less than 30 days or more than 60 days prior to any meeting of shareholders called for election of directors and must contain certain information about the director nominee.  The Company’s annual meeting of shareholders is generally held in April or May.  If the Company’s 2011 annual meeting of shareholders that is due to be held May 17, 2011, is held on schedule, the Company must receive notice of any nomination no earlier than March 18, 2011, and no later than April 18, 2011.  The Chairman of the meeting may disregard the nomination of any person not made in compliance with the foregoing procedures.

Notice of any business item proposed to be brought before an annual meeting by a shareholder must be received by the Secretary of the Company not less than 70 days or more than 90 days prior to the first anniversary of the preceding year’s annual meeting unless the date of the 2011 annual meeting is advanced by more than 20 days or delayed by more than 70 days in which case notice must be received not more than 90 days and not less than the later of 70 days prior to the meeting or 10 days after the public announcement of the meeting date.  Assuming no such advance or delay, the Company must receive notice of any proposed business item no earlier than February 17, 2011, and no later than March 9, 2011.  If the Company does not receive timely notice, the Company’s bylaws preclude consideration of the business item at the annual meeting.  With respect to notice of a proposed item of business, the bylaws provide that the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and certain information regarding the shareholder giving the notice.

A copy of the Company’s bylaws may be obtained upon written request to the Secretary of the Company at the Company’s principal executive offices.

Other Matters

The management of the Company is not aware of any other matters to be presented for consideration at the Meeting or any adjournments or postponements thereof.  If any other matters should properly come before the Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best business judgment, pursuant to the discretionary authority granted therein.

                By Order of the Board of Directors

                Owen J. Onsum
                President and
                Chief Executive Officer